EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bausch + Lomb Corporation of our report dated March 30, 2022 relating to the financial statements of Bausch + Lomb (a Business of Bausch Health Companies Inc.), which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-262148) of Bausch + Lomb Corporation.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 5, 2022